================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ICU Medical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                               ICU MEDICAL, INC.

                              951 CALLE AMANECER
                        SAN CLEMENTE, CALIFORNIA 92673

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 13, 1997

                               ----------------

  The Annual meeting of Stockholders of ICU Medical, Inc. (the "Company") will be held at the Company's offices, 951 Calle Amanecer, San Clemente, California, Tuesday, May 13, 1997 at 10:00 a.m., Pacific Daylight Saving Time, for the following purposes:

    1. To elect two directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

    2. To consider a proposal to approve the ICU Medical, Inc. Directors' Stock Award Plan;

    3. To ratify the selection of Arthur Andersen LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 1997; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of Common Stock of record at the close of business on April 11, 1997 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          The Board of Directors

                                          /s/ FRANCIS J. O'BRIEN

                                          Francis J. O'Brien, Secretary

San Clemente, CA
April 14, 1997

                            YOUR VOTE IS IMPORTANT

  Please complete, sign, date and return the enclosed proxy promptly even though you plan to attend the meeting in person. If you attend the meeting, you may withdraw your proxy and vote in person.

                         THANK YOU FOR ACTING PROMPTLY

                               ICU MEDICAL, INC.

                              951 CALLE AMANECER
                        SAN CLEMENTE, CALIFORNIA 92673

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 13, 1997, at the Company's offices, 951 Calle Amanecer, San Clemente, California at 10:00 a.m., Pacific Daylight Saving Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 14, 1997.

PROXY INFORMATION

  A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxyholders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in, or otherwise nominated as set forth in, this Proxy Statement, (ii) the proposal to approve the ICU Medical, Inc. Directors' Stock Award Plan and (iii) the proposal to ratify the selection of independent certified public accountants.

RECORD DATE AND VOTING

  As of April 11, 1997, the outstanding voting securities of the Company consisted of 8,169,861 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on April 11, 1997, is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

  Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares entitled to vote on the matter present in person or represented by proxy at the meeting. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners. Approval of the Directors' Stock Award Plan may be deemed a non-routine matter on which brokers may not vote without instructions from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as to shares of Common Stock owned as of April 11, 1997, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock; (ii) each director, (iii) each nominee for election as a director; and (iv) all directors and officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned.

                                                           SHARES     PERCENT
                                                           OWNED        OF
                                                        BENEFICIALLY  CLASS(1)
                                                        ------------  -------
Jesus Mejia, Trustee of the Christopher George.........   941,739(2)   11.5%
Lopez Children's Trust and the Nicholas George Lopez
 Children's Trust
  George A. Lopez, M.D. ...............................       -- (3)    --
  Jack W. Brown........................................    18,750(4)     *
  John J. Connors......................................    12,750(5)     *
  Michael T. Kovalchik III, M.D. ......................    10,840(6)     *
  Richard H. Sherman, M.D. ............................    87,834(7)    1.1%
  All officers and directors as a group (9 persons)....   219,174(8)    2.7%

--------
 *Less than one percent

(1) Based on total shares of Common Stock outstanding plus outstanding options to acquire stock currently exercisable or exercisable within 60 days held by the beneficial owner(s) whose percent of outstanding stock is calculated.

(2) Mr. Mejia has sole voting and investment power with respect to the Christopher George Lopez Children's Trust and the Nicholas George Lopez Children's Trust. Mr. Mejia disclaims any beneficial interest in the shares held by the Children's Trusts. The Children's Trusts were established by Dr. Lopez for his minor children; the trusts are irrevocable, and Dr. Lopez disclaims any beneficial interest in the shares held by the Children's Trusts.

(3) Does not include 12,006 shares owned by his wife or 941,739 shares held in his Children's Trusts, as to which Dr. Lopez disclaims beneficial ownership, and as to which he has no voting and investment power. Also does not include 250,000 held by Dr. Lopez' wife as Trustee of the Lopez CRT #1 for the benefit of Dr. Lopez and his wife, as to which shares Dr. Lopez has no voting or investment power.

(4) Includes options to acquire 11,250 shares.

(5) Includes options to acquire 3,750 shares.

(6) Includes 949 shares held by Dr. Kovalchik as custodian for his children. Does not include 2,150 shares beneficially owned by his wife. Dr. Kovalchik disclaims beneficial ownership of all of the shares held as custodian and the shares beneficially owned by his wife.

(7)Includes options to acquire 11,250 shares.

(8)Includes options to acquire 30,000 shares.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

  Two directors, of the five directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the year 2000 Annual Meeting and until their successors are elected and qualified. The Company's Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

  In the election of directors, the proxyholders intend to vote for the election of Jack W. Brown and Richard H. Sherman, M.D., both of whom are now members of the Board whose current terms of office are expiring. It is not anticipated that the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxyholders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

                                      CURRENT
                             DIRECTOR  TERM
          NAME           AGE  SINCE   EXPIRES             PRINCIPAL OCCUPATION
          ----           --- -------- ------- --------------------------------------------
George A. Lopez, M.D. ..  49   1984    1998   Chairman of the Board, President and Chief
                                              Executive Officer of the Company
Jack W. Brown...........  57   1992    1997   Chairman of the Board and President of Gish
                                              Biomedical, Inc., disposable medical devices
John J. Connors.........  57   1992    1999   Patent Attorney
Michael T. Kovalchik
 III, M.D. .............  51   1989    1999   Physician and director of the Dialysis Unit,
                                              Charlotte Hungerford Hospital, Torrington,
                                              Connecticut
Richard H. Sherman,
 M.D. ..................  50   1990    1997   Physician and director of the Cardiology
                                              Laboratory and Cardiac Rehabilitation for
                                              Milford Hospital, Milford, Delaware

  One vacancy currently exists on the Board. The Board does not intend to nominate anyone to fill the vacancy until a suitable candidate is identified.

  Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. He also served as Secretary and Chief Financial Officer from January 1994 to October 1994. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

  Messrs. Brown and Connors and Drs. Kovalchik and Sherman have been engaged in their current occupations for more than five years. Mr. Connors served as Secretary, Treasurer and Chief Financial Officer of the Company from April 30, 1996 until November 1, 1996 on an interim basis during a search for a candidate to fill these positions permanently. Mr. Connors previously served as a director from December 1988 to July 1989.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

  The Board of Directors has an Audit Committee which consisted of Messrs. Brown and Connors and Dr. Kovalchik. Mr. Connors resigned from the Audit Committee as of the date he was elected Chief Financial Officer, and returned to the Audit Committee when his service as Chief Financial Officer concluded. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from the Company's independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee met once in 1996.

  The Board of Directors has a Compensation Committee of the Board, consisting of Mr. Brown and Drs. Kovalchik and Sherman. The Compensation Committee, as more fully described in the Compensation Committee Report, approves salary practices for executive personnel, establishes the compensation of executive officers and authorizes the grant of stock options. The Compensation Committee met 11 times in 1996.

  During 1996, the Board met 16 times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

EXECUTIVE COMPENSATION

 Compensation Committee Report

  The Compensation Committee (the "Committee") consists of three directors who are not employees or former employees of, or consultants to, the Company. The Committee approves salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, establishes the compensation of executive officers, including the Chief Executive Officer, and authorizes the grant of options under the 1993 Plan.

  The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs. For most executive officers, base salary has historically accounted for approximately 40% to 55% of the executive officer's compensation.

  The Company previously had employment contracts with each of its executive officers that had generally provided for relatively modest base salaries and incentive bonuses based on a percentage of net income. The provisions in employment contracts for bonuses based on a percentage of net income expired on November 30, 1995, and the employment agreements expired on December 20, 1996. The 1996 cash compensation of the executive officers named in the Summary Compensation Table below was fixed by the employment agreements except for a merit increase in salary given to one executive in 1994.

  Prior to the expiration of the employment agreements, the Committee and the Board of Directors began a review of the Company's compensation practices for executive officers with the assistance of a compensation consultant. The Committee developed an executive compensation policy which will provide a base salary and, if certain performance objectives are met, incentive bonuses and stock options. The Committee will consider total compensation paid to executive officers holding comparable positions in comparable companies and set base salaries of the Company's executive officers at low percentiles of the range of comparable compensation. In addition to the base salary, if performance objectives established by the Committee are met, officers will receive bonuses equal to 30% to 40% of their base salaries and will receive stock options equal in value to an additional 30% to 40%. Options will be valued based on a valuation model. If performance objectives are achieved and officers receive the entire amount of incentive compensation available to them, their compensation could be at the highest percentiles of compensation for comprable positions. The Committee believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's stockholders.

  Stock options to be received by executive officers pursuant to the executive compensation policy described above will be awarded under the 1993 Plan. Options granted under the 1993 Plan become exercisable on the achievement of performance objectives established by the Committee or 10 years from the date of grant. The 1993 Plan and the performance objectives are designed so that the options will motivate the officers toward and reward them for achievement of the performance objectives.

  The base salary paid to Dr. Lopez in 1996 was fixed by his employment agreement. No incentive bonus was paid to Dr. Lopez during 1996 because of the expiration in 1995 of the incentive bonus provision in his employment agreement. During 1996, the Committee awarded options to purchase 660,000 shares of the Company's Common Stock to Dr. Lopez. The award was made in recognition of Dr. Lopez' significant achievements in the development of new products as well as the fact that no incentive bonus was paid for the year. The Committee believed that the award of stock options in recognition of new product development was appropriate in that the future value of the stock options would ultimately be largely influenced by the success of the new products.

  Dr. Lopez' compensation in the future will be based on the executive compensation policy described above, except that incentive bonuses and the value of stock options to be awarded on the achievement of bonus objectives will be 70% of his base salary instead of the 30% to 40% for which other officers are eligible. The Committee believes that in view of the Chief Executive Officer's overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance.

  During 1996, the Committee authorized the cancellation and regrant at lower exercise prices of options to purchase 90,000 shares and 15,000 shares previously granted to Dr. Lopez and another executive officer, respectively. Following the original grant of the options to the two officers, the market price of the Company's Common Stock had declined significantly so that the exercise prices of the options were significantly higher than the market price of the underlying share. The Committee did not believe that the decline in the market price in the Company's Common Stock reflected any decline in the Company's performance. The Committee decided to regrant the options at lower exercise prices because it believed that the disparity between the market value of the Common Stock and the high exercise price of the options eliminated the incentive that the options were designed to provide. In January 1997, the Committee authorized the cancellation and regrant at lower exercise prices of options to purchase an additional 750,000 shares held by Dr. Lopez for the same reason.

 Adjustments to Option Exercise Prices

                          TEN-YEAR OPTION REPRICINGS

  The following table contains information about adjustments to the exercise prices of outstanding options held by executive officers since the Company's initial public offering of its Common Stock on March 31, 1992. All adjustments were done by cancellation of the original options and the grant of a new option with exercise prices equal to fair market value of the Common Stock on the date of grant.

                                                                                    LENGTH OF
                                                                                    ORIGINAL
                                    NUMBER OF                                      OPTION TERM
                                   SECURITIES   MARKET PRICE   EXERCISE             REMAINING
                                   UNDERLYING   OF STOCK AT    PRICE AT            AT DATE OF
                                     OPTIONS      TIME OF      TIME OF      NEW     REPRICING
                                   REPRICED OR  REPRICING OR REPRICING OR EXERCISE     OR
NAME                       DATE   AMENDED(#)(1) AMENDMENT($) AMENDMENT($) PRICE($)  AMENDMENT
----                     -------- ------------- ------------ ------------ -------- -----------
George A. Lopez, M.D....  10/3/96    90,000        $7.69        $16.25     $7.69    8.3 years
Evelyn L. Foss.......... 12/10/96    15,000         8.19         15.38      8.19   10.5 years

--------
(1) Does not include adjustments to the exercise prices in January 1997 of 750,000 options held by Dr. Lopez as follows: 470,000 options with an original exercise price of $16.25 per share with 8 years to expiration cancelled and replaced with options with an exercise price of $8.19 per share; 280,000 options with an original exercise price of $15.38 per share with 10.4 years to expiration cancelled and replaced with options with an exercise price of $8.31 per share.

April 11, 1997

                                          COMPENSATION COMMITTEE

                                          Jack W. Brown
                                          Michael T. Kovalchik III, M.D.
                                          Richard H. Sherman, M.D.

 Summary of Cash and Certain Other Compensation

  The following table shows the compensation earned for the past three years by each of the Company's executive officers whose 1996 compensation exceeded $100,000 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                          ANNUAL COMPENSATION     COMPENSATION
                                      ---------------------------  SECURITIES
                                                  OTHER ANNUAL     UNDERLYING
        NAME AND POSITION        YEAR  SALARY  COMPENSATION($)(1)  OPTIONS(#)
        -----------------        ---- -------- ------------------ ------------
George A. Lopez, M.D. .......... 1996 $149,990      $    --         750,000(2)
  Chairman of the Board,         1995  149,990       170,078            --
  President and Chief Executive
   Officer                       1994  149,990       113,496        660,000
Marshall Kerr(3)................ 1996  133,395           --             --
  Vice President of Sales        1995  159,886        30,000            --
                                 1994  159,886                        5,000
David C. Arnold(4).............. 1996  131,468           --             --
  Vice President of Operations   1995  120,000       136,072            --
                                 1994  120,000        88,178            --

--------
(1) Represents bonuses earned during the 12 month period ended November 30 of each year, one-half of which was paid on December 20 of such year and one-half of which was payable on December 20 of the following year, if the recipient is employed by the Company on that date. Does not include amounts paid during any year which represent one-half of the bonuses earned during the prior year. Such bonuses were not earned after November 30, 1995, and no bonuses were paid to named executives in 1996.

(2) Represents the grant of 660,000 options and the cancellation and granting of 90,000 options.

(3) Mr. Kerr resigned as an officer effective August 8, 1997.

(4) Mr. Arnold resigned as an officer effective August 16, 1997. 1996 salary includes accrued vacation.

 Stock Option Grants

  Options to purchase Common Stock of the Company have been granted to employees under the Company's 1985 Amended Stock Option Plan (the "1985 Plan"), which provided for the grant of options to purchase up to 780,000 shares, and under the 1993 Plan, which currently provides for the grant of options to purchase up to 3,275,000 shares. The exercise price of options granted under the 1985 and 1993 Plans is the fair market value of the Common Stock on the date of grant. Options could no longer be granted under the 1985 Plan after the approval of the 1993 Plan at the 1993 Annual Meeting.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                                                                 VALUE AT
                                                                           ASSUMED ANNUAL RATES
                                                                                    OF
                          NUMBER OF   % OF TOTAL                               STOCK PRICE
                         SECURITIES    OPTIONS     EXERCISE                    APPRECIATION
                         UNDERLYING   GRANTED TO OR BASE PRICE               FOR OPTION TERM
                           OPTIONS    EMPLOYEES    PER SHARE   EXPIRATION ----------------------
       NAME              GRANTED (#)   IN 1996      ($/SH)        DATE     5%($)(1)   10%($)(1)
       ----              -----------  ---------- ------------- ---------- ---------- -----------
George A. Lopez, M.D. ..   660,000        69%       $15.38      6/26/07   $7,208,169 $18,804,502
George A. Lopez, M.D. ..    90,000(2)      9          7.69      10/3/07      491,466   1,282,125

--------
(1) The rates of stock appreciation reflected in the table are assumed solely for the purpose of compliance with the rules of the Securities and Exchange Commission relating to the disclosure of executive compensation. The Company's Common Stock has at times appreciated at rates substantially different than the assumed rates and at other times the value of the Common Stock has declined. Neither the assumed appreciation rates nor the actual changes in the share value since the dates of option grants are necessarily indicative of any future value of the Common Stock. The actual realizable value of the options may be substantially greater or less than that reflected in the table depending on the actual changes in the share value during the options' terms.

(2) Replacement of cancelled option.

 Stock Option Exercises and Holdings

        AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

  The following table contains information about stock options exercised during 1996, and stock options held at December 31, 1996, by the named executive officers of the Company.

                                                                                VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED   VALUE     OPTIONS AT YEAR-END(#)          YEAR-END($)
          NAME             ON EXERCISE    REALIZED  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           --------------- ---------- ------------------------- -------------------------
George A. Lopez, M.D. ..     167,850     $2,233,310       0 / 1,320,000             $0 / $16,875
Marshall Kerr(1)........      11,000         64,625       0 / 0                      0 / 0
David C. Arnold(2)......         --             --        0 / 45,000                 0 / 0

--------
(1) Mr. Kerr resigned as an officer effective August 8, 1997.

(2) Mr. Arnold resigned as an officer effective August 16, 1997.

 Performance Graph

  The following graph shows the total stockholder return on the Company's Common Stock based on the market price of the Common Stock from March 31, 1992, the date of the Company's initial public offering, to December 31, 1996 and the total returns of the Nasdaq Stock Market Index and Common Stocks of a peer group selected by the Company for the same period.

      COMPARISON OF TOTAL RETURN FROM MARCH 31, 1992 TO DECEMBER 31, 1996 AMONG ICU MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX AND PEER GROUP

                        [PERFORMANCE CHART APPEARS HERE]

                     3/31/92  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
                     -------  --------  --------  --------  --------  --------
ICU Medical, Inc.      100      139.8     234.9     224.1     245.8     113.9
NASDAQ                 100      112.8     129.5     126.6     178.9     220.2
Peer Group             100       72.8      54.9      49.3      75.7      76.6

  Assumes $100 invested on March 31, 1992 in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Group.

  The companies in the peer group selected by the Company include Gish Biomedical, Inc., Luther Medical Products, Inc., Marquest Medical Products, Inc., Medex, Inc. and Utah Medical Products, Inc. The basis for the selection of the companies in the peer group is that, like the Company, they are all small to mid-size producers of disposable medical products for use in intravenous systems.

DIRECTORS' COMPENSATION

  The Company had not paid cash compensation to directors who are not employees of the Company through June 1, 1996. As of that date, the Company adopted a program to pay directors who are not employees of the Company an annual retainer of $7,500 plus $750 per day for attendance at meetings of the Board and committees of the Board, or $375 if the meeting is conducted telephonically. Under the Company's Directors' Stock Option Plan, non-employee directors automatically receive options to purchase 7,500 shares of Common Stock at the time they become directors and every three years thereafter that they continue to serve. Each non-employee director received options to purchase 7,500 shares in 1993 upon the approval of the Directors' Stock Option Plan by the stockholders, and an additional 7,500 shares in 1996. The options are exercisable at the fair market value of the Common Stock on the date of grant. The Directors' Stock Option Plan will be cancelled upon the approval of the Directors' Stock Award Plan by the stockholders at the Annual Meeting.

EMPLOYMENT AGREEMENTS

  The Company has an employment agreement with Dr. Lopez which provides for an annual base salary of $166,000 and a bonus payable in cash and options to acquire the Company's Common Stock under the 1993 Option Plan based on achievement of specified performance goals. Unless earlier terminated, the employment agreement expires on June 30, 1997, at which time it can be renewed. The Company also has an employment agreement with Mr. Arnold providing for payment of $1,000 monthly through December 10, 1997.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

  On December 30, 1996, the Company purchased 167,850 shares of its Common Stock from George A. Lopez, M.D., the Company's President and Chief Executive Officer, for $1,458,197, equal to their fair market value on the date of purchase. Dr. Lopez had acquired those shares on exercise of options to purchase Common Stock granted under the Company's 1985 Amended Stock Option Plan on June 28, 1996 at a cost of $53,846 when their fair market value was $2,286,956. At the time of the purchase and since, the Company was and has been pursuing a program of repurchasing its Common Stock.

           APPROVAL OF ICU MEDICAL, INC. DIRECTORS' STOCK AWARD PLAN

INTRODUCTION

  On April 8, 1997, the Board of Directors adopted, subject to stockholder approval, the ICU Medical, Inc. Directors' Stock Award Plan (the "Plan"). The Plan authorizes the award of shares of Common Stock to non-employee directors of the Company at times and in amounts fixed by the Plan.

  The purpose of the Plan is to assist the Company in attracting and retaining talented individuals to serve as directors of the Company, to compensate non-employee directors for their services, and to unify the interests of directors and stockholders through increased director stock ownership.

  The following summary of certain provisions of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached as Exhibit "A" to this Proxy Statement.

SUMMARY

  The Company will automatically award 1,000 shares of Common Stock to each non-employee director of the Company, which currently number four, on the date of each Annual Meeting of Stockholders, provided that the director remains in office following such Annual Meeting, the first such award to be made on the date of the Annual Meeting at which the Plan is approved by the stockholders. The Plan provides for adjustments to the number of shares subject to the Plan, and the number of shares which will be awarded automatically to directors in the event of any stock dividend, recapitalization, split-up, combination or exchange of the Common Stock. No awards may be made under the Plan after April 8, 2007.

  The Plan is administered by the Board. The Board will interpret the Plan, adopt any rules and regulations necessary for its proper administration and take any other action it deems necessary or advisable for the Plan.

  For federal income tax purposes, directors will recognize income equal to the fair market value of the Common Stock awarded on the date of such award and the Company will receive a deduction in the same amount.

VOTE REQUIRED TO APPROVE THE DIRECTORS PLAN

  Approval of the Directors' Plan will require the affirmative vote of a majority of the votes entitled to vote on such matter present in person or by proxy at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

                             SELECTION OF AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1997, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the last eight years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                 ANNUAL REPORT

  The Company's Annual Report for the year ended December 31, 1996, has been mailed with this Proxy Statement or previously delivered to stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company.

  THE COMPANY WILL ALSO PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON APRIL 11, 1997. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673.

                          NOMINATION OF DIRECTORS AND
                      SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder who intends to nominate persons for election as directors at an annual meeting shall, not less than 50 days nor more than 75 days prior to the date of the annual meeting, deliver a notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. A proposal by a stockholder intended to be presented at the 1997 Annual Meeting must be received by the Company at its principal executive offices by December 16, 1997, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 1996 the following Section 16(a) filings were not filed on a timely basis: Form 4s for George A. Lopez, M.D. and Evelyn L. Foss, for one transaction each; Form 5s for John J. Connors, Michael T. Kovalchik III, M.D., Richard H. Sherman, M.D.

                            SOLICITATION OF PROXIES

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ FRANCIS J. O'BRIEN

                                          Francis J. O'Brien, Secretary

                                                                      EXHIBIT A

                               ICU MEDICAL, INC.

                          DIRECTORS' STOCK AWARD PLAN

1. PURPOSE

  The purpose of the ICU Medical, Inc. Directors' Stock Award Plan is to assist ICU Medical, Inc. in attracting and retaining talented individuals to serve as Directors of the Company, to compensate non-employee Directors for their services and to unify the interests of Directors and stockholders through increased Director Stock ownership.

2. DEFINITIONS

  For purposes of this Plan:

"Annual Meeting" means the annual meeting of stockholders of the Company to elect Directors.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means ICU Medical, Inc. a Delaware corporation.

"Director" means any person who is a member of the Board.

"Plan" means this ICU Medical, Inc. Directors Stock Award Plan.

"Stock" means the Common Stock of the Company. Unless the context expressly indicates otherwise, "shares" means shares of Stock.

"Subsidiary Corporation" shall have the meaning set forth in Code Section
424(f).

3. SHARES SUBJECT TO PLAN

  Up to 50,000 shares of Stock may be awarded to Directors under this Plan, subject to adjustment as provided in Section 7 of this Plan.

4. ELIGIBILITY

  All Directors who are not employees of the Company or any Subsidiary Corporation shall be eligible to receive automatic awards of Stock.

5. AWARDS OF STOCK

  In consideration of each eligible Director's continuing service, the Company will automatically award 1,000 shares of Stock to each eligible Director on the date of each Annual Meeting, provided that such Director remains in office following such Annual Meeting, the first such award to be made on the date of the Annual Meeting at which this Plan is approved by the stockholders of the Company.

6. SECURITIES LAW AND TAX MATTERS

  6.1. Investment Representations. The shares of Stock awarded to Directors under this Plan may be deemed to be "restricted securities" and the Directors may be deemed to be "affiliates" of the Company (as those terms are defined in Rule 144 under the Securities Act of 1933, as amended (the "Act")). The Company may require, as a condition to the award of Stock under this Plan, such representations as to investment intent and covenants regarding transfer restrictions as the Board, in its absolute discretion, deems necessary to effect compliance with the Act, any state securities laws or rules and regulations thereunder. To insure that any resales are made in compliance with the Act, and the Certificate of Incorporation and Bylaws of the Company, the Company may imprint an appropriate legend on certificates representing shares awarded under this Plan and issue appropriate stop-transfer orders to its transfer agents. Any stock certificate evidencing shares of Stock issued pursuant to an award under this Plan shall bear such other legends as the Board, in the exercise of its absolute discretion, shall require.

  6.2. Reporting. Each time the Company awards Stock to a Director under this Plan, the Company shall report on Form 1099, or such other appropriate form, the fair market value of such award on the date of such award to the Director and to the Internal Revenue Service.

  For purposes of this Plan, the fair market value of a share on a given date shall be (a) if the Stock is traded on one or more securities exchanges, the mean between the high and low sale prices of a share on such date on the principal exchange on which the shares are traded or, if no shares were traded on such date, then the next preceding trading day (not more than 10) on which trading occurred; or (b) if the Stock is not traded on a securities exchange but is quoted on The Nasdaq Stock Market or a successor interdealer quotation system, the mean between the high and low sale prices (if a National Market tier security) or the mean between the representative bid and asked prices (in all other cases) on such date as reported by The Nasdaq Stock Market or such successor quotation system or, if no shares were traded or quoted on such date, then the next preceding day (not more than 10) on which trading or such quotations occurred; or (c) if the Stock is otherwise traded in the over-the-counter market, the mean between the high and low bid quotations on such date; or, if there are no bid quotations on such date, then the next preceding trading day (not more than 10) on which quotations occurred; or (d) if the Stock is not publicly traded on a securities exchange or traded or quoted in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last 10 trading days or trading has been halted for extraordinary reasons, the fair market value shall be determined in good faith by the Board with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations (concerning the valuation of stocks and bonds for purposes of Code Section 2031).

7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  In the event of any change in the Stock by reason of any stock dividend, recapitalization, split-up, combination or exchange of shares, or by reason of any similar change affecting the Stock (but not the issuance of additional shares, securities convertible into shares or options or rights to acquire shares of Stock or the Company's repurchase of shares), (a) the number and class of shares which thereafter may be awarded under Section 3 of this Plan and (b) the number and class of shares to be subject to each award thereafter made under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the value of the awards made to Directors. Any such adjustment shall be final and binding on each Director.

8. NO RIGHT TO CONTINUED SERVICE

  Neither this Plan nor the prospect of any award to be made under this Plan shall confer upon any Director or any other person any right to continued service as a Director.

9. COMPLIANCE WITH LAWS AND REGULATIONS

  This Plan, the award of Shares under this Plan and the obligation of the Company to award shares shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificate for shares of Stock either (a) prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed or inclusion, on The Nasdaq Stock Market or any interdealer quotation system on which the Stock may be quoted, and (ii) the completion of any registration or qualification of such shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable, or (b) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel.

10. ADMINISTRATION

  The Board shall administer this Plan in accordance with its provisions and shall have full authority to interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan.

  No Director and no officer of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all such persons shall be fully indemnified and protected by the Company, to the full extent the Company is permitted to provide such indemnification and protection, in respect to any such action, determination or interpretation.

11. APPROVAL BY STOCKHOLDERS

  This Plan will be submitted for the approval by holders of a majority of the shares of stock entitled to vote thereon at the Annual Meeting next following the Board's adoption of this Plan.

12. AMENDMENT AND DISCONTINUANCE

  The Board may from time to time amend, suspend or discontinue this Plan; provided, however, that without approval of the holders of a majority of the shares of stock voting thereon, no action of the Board shall, except as provided in Section 7 of this Plan, increase the number of shares reserved for awards pursuant to Section 3 of this Plan.

13. TERM

  Unless terminated earlier pursuant to Section 12 of this Plan, this Plan shall expire on, and no further awards shall be made pursuant to this Plan on or after, ten years after the date of adoption of this Plan by the Board.

  This ICU Medical, Inc. Directors' Stock Award Plan was adopted by the Board on April 8, 1997 and approved by holders of a majority of the shares of Stock
voting thereon on May   , 1997.

-----------------------------------  -----------------------
          GEORGE A. LOPEZ              FRANCIS J. O'BRIEN
Chairman of the Board and President  Secretary and Treasurer

                           . FOLD AND DETACH HERE .
                               ICU MEDICAL, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints George A. Lopez, M.D. and Francis J.
O'Brien, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse all shares of stock of ICU Medical, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997, or any adjournments thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
-------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

-------------------------------------------------------------------------------

                                                                    Please mark
                                                               [X]   your votes
                                                                    as indicated

The shares represented by this Proxy will be voted as directed herein, but if no directions are indicated, will be voted FOR the election of all nominees of the Board of Directors, and FOR Proposals 2 and 3.

Item 1-Election of directors
       Jack W. Brown, and
       Richard H. Sherman, M.D.

                             WITHHELD
               FOR           FOR ALL
               [_]             [_]

WITHHELD FOR: (To withhold authority to vote for one nominee write his name on the line below.


--------------------------------------------

Item 2-The proposal to approve the ICU Medical, Inc. Directors' Stock Award Plan; and

               FOR           AGAINST         ABSTAIN
               [_]             [_]             [_]

Item 3-The proposal to ratify the selection of Arthur Andersen LLP as auditors for the Company.

               FOR           AGAINST         ABSTAIN
               [_]             [_]             [_]


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s) ___________________________   Date _________________________, 1997

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE